                                                                       Exhibit 3
                                                          [Filed CA Secretary of
                                                           State April 28, 1997]

                     RESTATED ARTICLES OF INCORPORATION OF

                        PACIFIC GAS AND ELECTRIC COMPANY



STANLEY T. SKINNER and LESLIE H. EVERETT certify that:

     1. They are the Chairman of the Board and Chief Executive Officer, and the Vice President and Corporate Secretary, respectively, of Pacific Gas and Electric Company, a California corporation (the "Company").

     2. The Articles of Incorporation of the corporation, as amended to the date of the filing of this certificate, including the amendments set forth herein but not separately filed (and with the omissions required by Section 910 of the Corporations Code) are amended and restated as follows:

          FIRST:  That the name of said corporation shall be

                       PACIFIC GAS AND ELECTRIC COMPANY.

          SECOND: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

          The right is reserved to this corporation to amend the whole or any part of these Articles of Incorporation in any respect not prohibited by law.

          THIRD:  That this corporation shall have perpetual existence.

          FOURTH: The corporation elects to be governed by all of the provisions of the General Corporation Law (as added to the California Corporations Code effective January 1, 1977, and as subsequently amended) not otherwise applicable to this corporation under Chapter 23 of said General Corporation Law.

          FIFTH: That the Board of Directors of this corporation shall consist of such number of directors, not less than fourteen (14) nor more than seventeen
(17), as shall be prescribed in the Bylaws.

          The Board of Directors by a vote of two-thirds of the whole Board may appoint from the Directors an Executive Committee, which Committee may exercise such powers as may lawfully be conferred upon it by the Bylaws of the Corporation. Such Committee may prescribe rules for its own government and its meetings may be held at such places within or without California as said Committee may determine or authorize.

          SIXTH: The liability of the directors of the corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

          SEVENTH: The corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaws, resolutions, agreements with agents, vote of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code.

          EIGHTH: The total number of shares which this corporation is authorized to issue is eight hundred eighty-five million (885,000,000) of the aggregate par value of six billion eight hundred seventy-five million dollars ($6,875,000,000). All of these shares shall have full voting rights.

          Said eight hundred eighty-five million (885,000,000) shares shall be divided into three classes, designated as common stock, first preferred stock and $100 first preferred stock. Eight hundred million (800,000,000) of said shares shall be common stock, of the par value of $5 per share, seventy-five million (75,000,000) of said shares shall be first preferred stock, of the par value of $25 per share, and ten million (10,000,000) of said shares shall be $100 first preferred stock, of the par value of $100 per share.

                             FIRST PREFERRED STOCK
                         AND $100 FIRST PREFERRED STOCK

          The first preferred stock and $100 first preferred stock each shall be divided into series. The first series of first preferred stock shall consist of four million two hundred eleven thousand six hundred sixty-two (4,211,662) shares and be designated as Six Per Cent First Preferred Stock. The second series of first preferred stock shall consist of one million one hundred seventy-three thousand one hundred sixty-three (1,173,163) shares and be designated as Five and One-Half Per Cent First Preferred Stock. The third series of first preferred stock shall consist of four hundred thousand (400,000) shares and be designated as Five Per Cent First Preferred Stock. The remainder of said first preferred stock, viz., 69,215,175 shares, and all of the $100 first preferred stock may be issued in one or more additional series, as determined from time to time by the Board of Directors. Except as provided herein, the Board of Directors is hereby authorized to determine and alter the rights, preferences, privileges and restrictions granted to or imposed upon the first preferred stock or $100 first preferred stock or any series thereof with respect to any wholly unissued series of first preferred stock or $100 first preferred stock, and to fix the number of shares of any series of first preferred stock or $100 first preferred stock and the designation of any such series of first preferred stock or $100 first preferred stock. The Board of Directors, within the limits and restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series.

          The owners and holders of shares of said first preferred stock and $100 first preferred stock, when issued as fully paid, are and shall be entitled to receive, from the date of issue of such shares, out of funds legally available therefor, cumulative preferential dividends, when and as declared by the Board of Directors, at the following rates upon the par value of their respective shares, and not more, viz.: Six per cent (6%) per year upon Six Per Cent First Preferred Stock; five and one-half per cent (5-l/2%) per year upon Five and One-Half Per Cent First Preferred Stock; five per cent (5%) per year upon Five Per Cent First Preferred Stock; and upon the shares of each additional series of said first preferred stock and of each series of $100 first preferred stock the dividend rate fixed therefor; and such dividends on both classes of first preferred stock and $100 first preferred stock shall be declared and shall be either paid or set apart for payment before any dividend upon the shares of common stock shall be either declared or paid.

          Upon the liquidation or dissolution of this corporation at any time and in any manner, the owners and holders of shares of said first preferred stock and $100 first preferred stock issued as fully paid will be entitled to receive an amount equal to the par value of such shares plus an amount equal to all accumulated and unpaid dividends thereon to and including the date fixed for such distribution or payment before any amount shall be paid to the holders of said common stock.

          If any share or shares of first preferred stock and $100 first preferred stock shall at any time be issued as only partly paid, the owners and holders of such partly paid share or shares shall have the right to receive dividends and to share in the assets of this corporation upon its liquidation or dissolution in all respects like the owners and holders of fully paid shares of first preferred stock and $100 first preferred stock, except that such right shall be only in proportion to the amount paid on account of the subscription price for which such partly paid share or shares shall have been issued.

          The unissued shares of said first preferred stock and $100 first preferred stock may be offered for subscription or sale or in exchange for property and be issued from time to time upon such terms and conditions as said Board of Directors shall prescribe.

          The first three series of said first preferred stock, namely, the Six Per Cent First Preferred Stock, the Five and One-Half Per Cent First Preferred Stock, and the Five Per Cent First Preferred Stock, are not subject to redemption.

          Any or all shares of each series of said first preferred stock and $100 first preferred stock other than said first three series of first preferred stock may be redeemed at the option of this corporation, at any time or from time to time, at the redemption price fixed for such series together with accumulated and unpaid dividends at the rate fixed therefor to and including the date fixed for redemption. If less than all the outstanding shares of any such series are to be redeemed, the shares to be redeemed shall be determined pro rata or by lot in such manner as the Board of Directors may determine.

          Unless the certificate of determination for any series of the first preferred stock or the $100 first preferred stock shall otherwise provide, notice of every such redemption shall be published in a newspaper of general circulation in the City and County of San Francisco, State of California, and in a newspaper of general circulation in the Borough of Manhattan, City and State of New York, at least once in each of two (2) successive weeks, commencing not earlier than sixty (60) nor later than thirty (30) days before the date fixed for redemption; successive publications need not be made in the same newspaper. A copy of such notice shall be mailed within the same period of time to each holder of record, as of the record date, of the shares to be redeemed, but the failure to mail such notice to any shareholder shall not invalidate the redemption of such shares.

          From and after the date fixed for redemption, unless default be made by this corporation in paying the amount due upon redemption, dividends on the shares called for redemption shall cease to accrue, and such shares shall be deemed to be redeemed and shall be no longer outstanding, and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the right to receive from this corporation upon surrender of their certificates the amount payable upon redemption without interest. Or, if this corporation shall deposit, on or prior to the date fixed for redemption, with any bank or trust company in the City and County of San Francisco, having capital, surplus and undivided profits aggregating at least five million dollars ($5,000,000), as a trust fund, a sum sufficient to redeem the shares called for redemption, with irrevocable instructions and authority to such bank or trust company to publish or complete the publication of the notice of redemption (if this corporation shall not have theretofore completed publication of such notice), and to pay, on and after the date fixed for redemption, or on and after such earlier date as the Board of Directors may determine, the amount payable upon redemption of such shares, then from and after the date of such deposit (although prior to the date fixed for redemption) such shares shall be deemed to be redeemed; and dividends on such shares shall cease to accrue after the date fixed for redemption. The said deposit shall be deemed to constitute full payment of the shares to their respective holders and from and after the date of such deposit the shares shall be no longer outstanding, and the holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the right to receive from said bank or trust company the amount payable upon redemption of such shares, without interest, upon surrender of their certificates therefor, and except, also, any right which such shareholders may then have to exchange or convert such shares prior to the date fixed for redemption. Any part of the funds so deposited which shall not be required for redemption payments because of such exchange or conversion shall be repaid to this corporation forthwith. The balance, if any, of the funds so deposited which shall be unclaimed at the end of six (6) years from the date fixed for redemption shall be repaid to this corporation together with any interest which shall have been allowed thereon; and thereafter the unpaid holders of shares so called for redemption shall have no claim for payment except as against this corporation.

          All shares of the first preferred stock and $100 first preferred stock shall rank equally with regard to preference in dividend and liquidation rights, except that shares of different classes or different series thereof may differ as to the amounts of dividends or liquidation payments to which they are entitled, as herein set forth.

                                  COMMON STOCK

          When all accrued dividends upon all of the issued and outstanding shares of the first preferred stock and $100 first preferred stock of this corporation shall have been declared and shall have been paid or set apart for payment, but not before, dividends may be declared and paid, out of funds legally available therefor, upon all of the issued and outstanding shares of said common stock.

          Upon the liquidation or dissolution of this corporation, after the owners and holders of such first preferred stock and $100 first preferred stock shall have been paid the full amount to which they shall have been entitled under the provisions of these Articles of Incorporation, the owners and holders of such common stock shall be entitled to receive and to have paid to them the entire residue of the assets of this corporation in proportion to the number of shares of said common stock held by them respectively.

          If any share or shares of common stock shall at any time be issued as only partly paid, the owners and holders of such partly paid share or shares shall have the right to receive dividends and to share in the assets of this corporation upon its liquidation or dissolution in all respects like the owners and holders of fully paid shares of common stock, except that such right shall be only in proportion to the amount paid on account of the subscription price for which such partly paid share or shares shall have been issued.

          The unissued shares of said common stock may be offered for subscription or sale or in exchange for property and be issued from time to time upon such terms and conditions as said Board of Directors may prescribe.

              PROHIBITION AGAINST ASSESSMENTS

          Shares of such stock, whether first preferred, $100 first preferred stock or common stock, the subscription price of which shall have been paid in full, whether such price be par or more or less than par, shall be issued as fully paid shares and shall never be subject to any call or assessment for any purpose whatever. Shares of such stock, whether first preferred, $100 first preferred stock or common stock, a part only of the subscription price of which shall have been paid, shall be subject to calls for the unpaid balance of the subscription price thereof. But no call made on partly paid first preferred stock, partly paid $100 first preferred stock or partly paid common stock shall be recoverable by action or be enforceable otherwise than by sale or forfeiture of delinquent stock in accordance with the applicable provisions of the Corporations Code of California.

          If at any time, whether by virtue of any amendment of these Articles of Incorporation or any amendment or change of the law of the State of California relating to corporations or otherwise, any assessment shall, in any event whatever, be levied and collected on any subscribed and issued shares of said first preferred stock or $100 first preferred stock after the subscription price thereof shall have been paid in full, the rights of the owners and holders thereof to receive dividends and their rights to share in the assets upon the liquidation or dissolution of this corporation shall, immediately upon the payment of such assessment and by virtue thereof, be increased in the same ratio as the total amount of the assessment or assessments so levied and collected shall bear to the par value of such shares of first preferred stock or $100 first preferred stock.

                                    RESERVES

          The Board of Directors of this corporation shall, notwithstanding the foregoing provisions of these Articles of Incorporation, have authority from time to time to set aside, out of the profits arising from the business of this corporation, such reasonable sums as may in their judgment be necessary and proper for working capital and for usual reserves and surplus.

          NINTH: CERTIFICATE OF DETERMINATION OF PREFERENCES OF THE 5% REDEEMABLE FIRST PREFERRED STOCK: The Certificate of Determination of Preferences of the 5% Redeemable First Preferred Stock which is attached hereto as Exhibit 1 is hereby incorporated by reference as Article NINTH of these Articles of Incorporation.

          TENTH: CERTIFICATE OF DETERMINATION OF PREFERENCES OF THE 5% REDEEMABLE FIRST PREFERRED STOCK, SERIES A: The Certificate of Determination of Preferences of the 5% Redeemable First Preferred Stock, Series A, which is attached hereto as Exhibit 2 is hereby incorporated by reference as Article TENTH of these Articles of Incorporation.

          ELEVENTH: CERTIFICATE OF DETERMINATION OF PREFERENCES OF THE 4.80% REDEEMABLE FIRST PREFERRED STOCK: The Certificate of Determination of Preferences of the 4.80% Redeemable First Preferred Stock which is attached hereto as Exhibit 3 is hereby incorporated by reference as Article ELEVENTH of these Articles of Incorporation.

          TWELFTH: CERTIFICATE OF DETERMINATION OF PREFERENCES OF THE 4.50% REDEEMABLE FIRST PREFERRED STOCK: The Certificate of Determination of Preferences of the 4.50% Redeemable First Preferred Stock which is attached hereto as Exhibit 4 is hereby incorporated by reference as Article TWELFTH of these Articles of Incorporation.

          THIRTEENTH: CERTIFICATE OF DETERMINATION OF PREFERENCES OF THE 4.36% REDEEMABLE FIRST PREFERRED STOCK: The Certificate of Determination of Preferences of the 4.36% Redeemable First Preferred Stock which is attached hereto as Exhibit 5 is hereby incorporated by reference as Article THIRTEENTH of these Articles of Incorporation.

          FOURTEENTH: CERTIFICATE OF DETERMINATION OF PREFERENCES OF THE 7.44% REDEEMABLE FIRST PREFERRED STOCK: The Certificate of Determination of Preferences of the 7.44% Redeemable First Preferred Stock which is attached hereto as Exhibit 6 is hereby incorporated by reference as Article FOURTEENTH of these Articles of Incorporation.

          FIFTEENTH: CERTIFICATE OF DETERMINATION OF PREFERENCES OF THE 6.57% REDEEMABLE FIRST PREFERRED STOCK: The Certificate of Determination of Preferences of the 6.57% Redeemable First Preferred Stock which is attached hereto as Exhibit 7 is hereby incorporated by reference as Article FIFTEENTH of these Articles of Incorporation.

          SIXTEENTH: CERTIFICATE OF DETERMINATION OF PREFERENCES OF THE 7.04% REDEEMABLE FIRST PREFERRED STOCK: The Certificate of Determination of Preferences of the 7.04% Redeemable First Preferred Stock which is attached hereto as Exhibit 8 is hereby incorporated by reference as Article SIXTEENTH of these Articles of Incorporation.

          SEVENTEENTH: CERTIFICATE OF DETERMINATION OF PREFERENCES OF THE 6-7/8% REDEEMABLE FIRST PREFERRED STOCK: The Certificate of Determination of Preferences of the 6-7/8% Redeemable First Preferred Stock which is attached hereto as Exhibit 9 is hereby incorporated by reference as Article SEVENTEENTH of these Articles of Incorporation.

          EIGHTEENTH:    CERTIFICATE OF DETERMINATION OF PREFERENCES OF THE
6.30% REDEEMABLE FIRST PREFERRED STOCK: The Certificate of Determination of Preferences of the 6.30% Redeemable First Preferred Stock which is attached hereto as Exhibit 10 is hereby incorporated by reference as Article EIGHTEENTH of these Articles of Incorporation.

     3. The foregoing amendments and restatement of the Articles of Incorporation of this corporation have been duly approved by the Board of Directors.

     4. The foregoing amendments and restatement of the Articles of Incorporation were adopted (i) to eliminate Article Ninth which was deleted upon the filing on January 1, 1997, of the Agreement of Merger made as of December 19, 1996, by and among this corporation, PG&E Merger Company, and PG&E Corporation, (ii) to eliminate Articles Fifteenth, Sixteenth, and Seventeenth, which previously set forth the Certificates of Determination of Preferences of the 7.84% Redeemable First Preferred Stock, the 8% Redeemable First Preferred Stock, and the 8.20% Redeemable First Preferred Stock, respectively, to reflect the reduction in the authorized number of shares of each of those series to zero which occurred upon filing the Certificate of Decrease with respect to such series immediately preceding the filing of these

          Restated Articles, pursuant to California Corporations Code Section 401(c)and the elimination of each of those series as an authorized series of the corporation pursuant to California Corporations Code Section 401(f); and (iii) to renumber the remaining Articles to reflect the deletion of Articles Ninth, Fifteenth, Sixteenth, and Seventeenth.

     5. Pursuant to California Corporations Code Sections 202(e)(3), 203.5(b), 401(c) and 401(f), amendments to the Articles of Incorporation for the foregoing purposes need not be approved by the affirmative vote of the majority of the outstanding shares; accordingly, the foregoing amendments and restatement may be adopted with approval of the Board of Directors alone.

          We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Date:  April 23, 1997
             --
                                    /s/ Stanley T. Skinner
                                    ______________________________
                                    STANLEY T. SKINNER
                                    Chairman of the Board and
                                    Chief Executive Officer

                                    /s/ Leslie H. Everett
                                    ______________________________
                                    LESLIE H. EVERETT
                                    Vice President and
                                    Corporate Secretary

                                   EXHIBIT 1

                       PACIFIC GAS AND ELECTRIC COMPANY
                  CERTIFICATE OF DETERMINATION OF PREFERENCES
                    OF 5% REDEEMABLE FIRST PREFERRED STOCK


     WHEREAS, the Articles of Incorporation of this corporation provide for a class of stock known as First Preferred Stock, issuable from time to time in one or more series, of which a series of such class of stock was issued as the 5% Redeemable First Preferred Stock, $25 par value (herein called the "5% Series"); and

     WHEREAS, this corporation has elected to redeem, purchase, or otherwise acquire 1,082,805 shares of the 5% Series from time to time; and

     WHEREAS, pursuant to California Corporations Code Section 401(c), this corporation filed a Certificate of Decrease in Number of Shares of Certain Series of First Preferred Stock on March 23, 1994, which amended the Articles of Incorporation to decrease the number of shares constituting the 5% Series from 2,860,977 to 1,778,172 shares; and

     WHEREAS, pursuant to California Corporations Code Section 202(e)(3), the 1,082,805 shares constituting the decrease in the 5% Series resumed the status of authorized and unissued shares of First Preferred Stock, $25 par value; and

     WHEREAS, it is in the best interest of this corporation to restate the four existing Certificates of Determination of Preferences of the 5% Series to (i) reflect the reduction in the authorized number of shares of the 5% Series, (ii) consolidate such existing Certificates of Determination of Preferences into a single Certificate of Determination of Preferences of the 5% Series, and (iii) eliminate the portions of the officers' certificates and verifications which do not set forth any of the rights, preferences, privileges, or restrictions of the 5% Series.


                                      1-1

     NOW, THEREFORE, BE IT RESOLVED that the foregoing restatement of the Certificates of Determination of Preferences of the 5% Series is hereby approved; and

     BE IT FURTHER RESOLVED that the Certificate of Determination of Preferences of the 5% Series is hereby approved and adopted as restated in its entirety as follows:

          1,778,172 shares of this corporation's unissued redeemable First Preferred Stock shall constitute a series designated "5% Redeemable First Preferred Stock"; the dividend rate of such shares shall be five per cent per year; such shares shall have no conversion rights; and the redemption price of such shares shall be

          $28.25 per share if redeemed on or before July 31, 1953, $27.75 per share if redeemed thereafter and on or before July 31, 1958,
          $27.25 per share if redeemed thereafter and on or before July 31, 1963, and
          $26.75 per share if redeemed thereafter.



                                     1-2

                                   EXHIBIT 2

                       PACIFIC GAS AND ELECTRIC COMPANY
                  CERTIFICATE OF DETERMINATION OF PREFERENCES
                    OF 5% REDEEMABLE FIRST PREFERRED STOCK,
                                   SERIES A


     WHEREAS, the Articles of Incorporation of this corporation provide for a class of stock known as First Preferred Stock, issuable from time to time in one or more series, of which a series of such class of stock was issued as the 5% Redeemable First Preferred Stock, Series A, $25 par value (herein called the "5% Series A"); and

     WHEREAS, this corporation has elected to redeem, purchase, or otherwise acquire 815,678 shares of the 5% Series A from time to time; and

     WHEREAS, pursuant to California Corporations Code Section 401(c), this corporation filed a Certificate of Decrease in Number of Shares of Certain Series of First Preferred Stock on March 23, 1994, which amended the Articles of Incorporation to decrease the number of shares constituting the 5% Series A from 1,750,000 to 934,322 shares; and

     WHEREAS, pursuant to California Corporations Code Section 202(e)(3), the 815,678 shares constituting the decrease in the 5% Series A resumed the status of authorized and unissued shares of First Preferred Stock, $25 par value; and

     WHEREAS, it is in the best interest of this corporation to restate the two existing Certificates of Determination of Preferences of the 5% Series A to (i) reflect the reduction in the authorized number of shares of the 5% Series A,
(ii) consolidate such existing Certificates of Determination of Preferences into a single Certificate of Determination of Preferences of the 5% Series A, and
(iii) eliminate the portions of the officers' certificates and verifications which do not set forth any of the rights, preferences, privileges, or restrictions of the 5% Series A.


                                      2-1

     NOW, THEREFORE, BE IT RESOLVED that the foregoing restatement of the Certificates of Determination of Preferences of the 5% Series A is hereby approved; and

     BE IT FURTHER RESOLVED that the Certificate of Determination of Preferences of the 5% Series A is hereby approved and adopted as restated in its entirety as follows:

          934,322 shares of this corporation's unissued redeemable First Preferred Stock shall constitute a series designated "5% Redeemable First Preferred Stock, Series A"; the dividend rate of such shares shall be five per cent per year; such shares shall have no conversion rights; and the redemption price of such shares shall be

          $28.25 per share if redeemed on or before July 31, 1953, $27.75 per share if redeemed thereafter and on or before July 31, 1958,
          $27.25 per share if redeemed thereafter and on or before July 31, 1963, and
          $26.75 per share if redeemed thereafter.


                                      2-2

                                   EXHIBIT 3

                       PACIFIC GAS AND ELECTRIC COMPANY
                  CERTIFICATE OF DETERMINATION OF PREFERENCES
                   OF 4.80% REDEEMABLE FIRST PREFERRED STOCK


     WHEREAS, the Articles of Incorporation of this corporation provide for a class of stock known as First Preferred Stock, issuable from time to time in one or more series, of which a series of such class of stock was issued as the 4.80% Redeemable First Preferred Stock, $25 par value (herein called the "4.80% Series"); and

     WHEREAS, this corporation has elected to redeem, purchase, or otherwise acquire 724,344 shares of the 4.80% Series from time to time; and

     WHEREAS, pursuant to California Corporations Code Section 401(c), this corporation filed a Certificate of Decrease in Number of Shares of Certain Series of First Preferred Stock on March 23, 1994, which amended the Articles of Incorporation to decrease the number of shares constituting the 4.80% Series from 1,517,375 to 793,031 shares; and

     WHEREAS, pursuant to California Corporations Code Section 202(e)(3), the 724,344 shares constituting the decrease in the 4.80% Series resumed the status of authorized and unissued shares of First Preferred Stock, $25 par value; and

     WHEREAS, it is in the best interest of this corporation to restate the two existing Certificates of Determination of Preferences of the 4.80% Series to (i) reflect the reduction in the authorized number of shares of the 4.80% Series,
(ii) consolidate such existing Certificates of Determination of Preferences into a single Certificate of Determination of Preferences of the 4.80% Series, and
(iii) eliminate the portions of the officers' certificates and verifications which do not set forth any of the rights, preferences, privileges, or restrictions of the 4.80% Series.



                                      3-1

     NOW, THEREFORE, BE IT RESOLVED that the foregoing restatement of the Certificates of Determination of Preferences of the 4.80% Series is hereby approved; and

     BE IT FURTHER RESOLVED that the Certificate of Determination of Preferences of the 4.80% Series is hereby approved and adopted as restated in its entirety as follows:

               793,031 shares of this corporation's unissued redeemable First Preferred Stock shall constitute a series designated "4.80% Redeemable First Preferred Stock"; the dividend rate of such shares shall be 4.80% per year; such shares shall have no conversion rights; and the redemption price for such shares shall be

             $28.75 per share if redeemed on or before January 31, 1955; $28.25 per share if redeemed thereafter and on or before January 31,1960;
             $27.75 per share if redeemed thereafter and on or before January 31, 1965; and
             $27.25 per share if redeemed thereafter.

                                      3-2

                                   EXHIBIT 4

                       PACIFIC GAS AND ELECTRIC COMPANY
                  CERTIFICATE OF DETERMINATION OF PREFERENCES
                   OF 4.50% REDEEMABLE FIRST PREFERRED STOCK


     WHEREAS, the Articles of Incorporation of this corporation provide for a class of stock known as First Preferred Stock, issuable from time to time in one or more series, of which a series of such class of stock was issued as the 4.50% Redeemable First Preferred Stock, $25 par value (herein called the "4.50% Series"); and

     WHEREAS, this corporation has elected to redeem, purchase, or otherwise acquire 516,284 shares of the 4.50% Series from time to time; and

     WHEREAS, pursuant to California Corporations Code Section 401(c), this corporation filed a Certificate of Decrease in Number of Shares of Certain Series of First Preferred Stock on March 23, 1994, which amended the Articles of Incorporation to decrease the number of shares constituting the 4.50% Series from 1,127,426 to 611,142 shares; and

     WHEREAS, pursuant to California Corporations Code Section 202(e)(3), the 516,284 shares constituting the decrease in the 4.50% Series resumed the status of authorized and unissued shares of First Preferred Stock, $25 par value; and

     WHEREAS, it is in the best interest of this corporation to restate the two existing Certificates of Determination of Preferences of the 4.50% Series to (i) reflect the reduction in the authorized number of shares of the 4.50% Series,
(ii) consolidate such existing Certificates of Determination of Preferences into a single Certificate of Determination of Preferences of the 4.50% Series, and
(iii) eliminate the portions of the officers' certificates and verifications which do not set forth any of the rights, preferences, privileges, or restrictions of the 4.50% Series.

     NOW, THEREFORE, BE IT RESOLVED that the foregoing restatement of the Certificates of Determination of Preferences of the 4.50% Series is hereby approved; and


                                      4-1

     BE IT FURTHER RESOLVED that the Certificate of Determination of Preferences of the 4.50% Series is hereby approved and adopted as restated in its entirety as follows:

              611,142 shares of this corporation's unissued redeemable first preferred stock shall constitute a series designated "4.50% Redeemable First Preferred Stock"; the dividend rate of such shares shall be 4.50% per year; such shares shall have no conversion rights; and the redemption price of such shares shall be

              $27.25 per share if redeemed on or before July 31, 1959; $26.75 per share if redeemed thereafter and on or before July 31, 1964;
              $26.25 per share if redeemed thereafter and on or before July 31, 1969; and
              $26.00 per share if redeemed thereafter.

                                      4-2

                                   EXHIBIT 5

                       PACIFIC GAS AND ELECTRIC COMPANY
                  CERTIFICATE OF DETERMINATION OF PREFERENCES
                   OF 4.36% REDEEMABLE FIRST PREFERRED STOCK


     WHEREAS, the Articles of Incorporation of this corporation provide for a class of stock known as First Preferred Stock, issuable from time to time in one or more series, of which a series of such class of stock was issued as the 4.36% Redeemable First Preferred Stock, $25 par value (herein called the "4.36% Series"); and

     WHEREAS, this corporation has elected to redeem, purchase or otherwise acquire 581,709 shares of the 4.36% Series from time to time; and

     WHEREAS, pursuant to California Corporations Code Section 401(c), this corporation filed a Certificate of Decrease in Number of Shares of Certain Series of First Preferred Stock on March 23, 1994, which amended the Articles of Incorporation to decrease the number of shares constituting the 4.36% Series from 1,000,000 to 418,291 shares; and

     WHEREAS, pursuant to California Corporations Code Section 202(e)(3), the 581,709 shares constituting the decrease in the 4.36% Series resumed the status of authorized and unissued shares of First Preferred Stock, $25 par value; and

     WHEREAS, it is in the best interest of this corporation to restate the Certificate of Determination of Preferences of the 4.36% Series to (i) reflect the reduction in the authorized number of shares of the 4.36% Series and (ii) eliminate the portions of the officers' certificate and verification which do not set forth any of the rights, preferences, privileges, or restrictions of the 4.36% Series.

     NOW, THEREFORE, BE IT RESOLVED that the foregoing restatement of the Certificate of Determination of Preferences of the 4.36% Series is hereby approved; and

                                      5-1

     BE IT FURTHER RESOLVED that the Certificate of Determination of Preferences of the 4.36% Series is hereby approved and adopted as restated in its entirety as follows:

               418,291 shares of this corporation's unissued
          Redeemable First Preferred Stock shall constitute a series designated "4.36% Redeemable First Preferred Stock"; the dividend rate of such shares shall be 4.36% per year; such shares shall have no conversion rights; and the redemption price of such shares shall be

               $26.75 per share if redeemed on or before October 31, 1960; $26.50 per share if redeemed thereafter and on or before October 31, 1965;
               $26.25 per share if redeemed thereafter and on or before October 31, 1970;
               $26.00 per share if redeemed thereafter and on or before October 31, 1975; and
               $25.75 per share if redeemed thereafter.


                                      5-2

                                   EXHIBIT 6

                  CERTIFICATE OF DETERMINATION OF PREFERENCES
                 OF 7.44% REDEEMABLE FIRST PREFERRED STOCK OF
                       PACIFIC GAS AND ELECTRIC COMPANY


     WHEREAS, the Articles of Incorporation of this corporation provide for a class of stock known as First Preferred Stock, issuable from time to time in one or more series, of which a series of such class of stock was issued as the 7.44% Redeemable First Preferred Stock, $25 par value (herein called the "7.44% Series"); and

     WHEREAS, it is in the best interest of this corporation to restate the Certificate of Determination of Preferences of the 7.44% Series to eliminate the portions of the officers' certificate and verification which do not set forth any of the rights, preferences, privileges, or restrictions of the 7.44% Series.

     NOW, THEREFORE, BE IT RESOLVED that the foregoing restatement of the Certificate of Determination of Preferences of the 7.44% Series is hereby approved; and

     BE IT FURTHER RESOLVED, that the Certificate of Determination of Preferences of the 7.44% Series is hereby approved and adopted as restated in its entirety as follows:

              5,000,000 shares of this corporation's unissued First
          Preferred Stock, $25 par value, shall constitute a series designated "7.44% Redeemable First Preferred Stock"; the dividend rate of such shares shall be 7.44% of the par value per year; such shares shall have no conversion rights; and the redemption price of such shares shall be $25.00, provided that none of such shares shall be redeemed prior to August 1, 1997, for any purpose.

                                      6-1

                                   EXHIBIT 7

                  CERTIFICATE OF DETERMINATION OF PREFERENCES
                 OF 6.57% REDEEMABLE FIRST PREFERRED STOCK OF
                       PACIFIC GAS AND ELECTRIC COMPANY


     WHEREAS, the Articles of Incorporation of this corporation provide for a class of stock known as First Preferred Stock, issuable from time to time in one or more series, of which a series of such class of stock was issued as the 6.57% Redeemable First Preferred Stock, $25 par value (herein called the "6.57% Series"); and

     WHEREAS, it is in the best interest of this corporation to restate the Certificate of Determination of Preferences of the 6.57% Series to eliminate the portions of the officers' certificate and verification which do not set forth any of the rights, preferences, privileges, or restrictions of the 6.57% Series.

     NOW, THEREFORE, BE IT RESOLVED that the foregoing restatement of the Certificate of Determination of Preferences of the 6.57% Series is hereby approved; and

     BE IT FURTHER RESOLVED that the Certificate of Determination of Preferences of the 6.57% Series is hereby approved and adopted as restated in its entirety as follows:

               3,000,000 shares of this corporation's unissued First
          Preferred Stock, $25 par value, shall constitute a series designated "6.57% Redeemable First Preferred Stock" (hereinafter referred to as the "6.57% Series").

               The terms of the 6.57% Series are hereby fixed as follows:

               (a)   The holders of shares of the 6.57% Series shall be entitled to receive, when and as declared by the Board of Directors, dividends at the rate of 6.57 percent of par value thereof per annum, and no more. Such dividends shall be cumulative with respect to each share from the date of issuance thereof.

               (b)   No dividend shall be declared or paid on any shares of
                   the 6.57% Series or on any shares of any other series

                                      7-1
                   or class of preferred stock unless a ratable dividend on the 6.57% Series and such other series or class of preferred stock, in proportion to the full preferential amounts to which each series or class is entitled, is declared and is paid or set apart for payment. As used herein, the term "preferred stock" shall mean all series of the first preferred stock, $25 par value per share, and first preferred stock, $100 par value per share, and any other class of stock ranking equally with the preferred stock as to preference in dividends and liquidation rights, notwithstanding that shares of such series and classes may differ as to the amounts of dividends or liquidation payments to which they are entitled.

               (c)   No junior shares or shares of preferred stock shall be
                   purchased, redeemed or otherwise acquired by the corporation, and no moneys shall be paid to or set aside or made available for a sinking fund for the purchase or redemption of junior shares or shares of preferred stock, unless full cumulative dividends upon all series and classes of preferred stock then outstanding to the end of the dividend period next preceding the date fixed for such redemption (and for the current dividend period if the date fixed for such redemption is a dividend payment date) shall have been declared and shall have been paid or set aside for payment. As used herein, the term "junior shares" shall mean common shares or any other shares ranking junior to the preferred stock either as to dividends or upon liquidation, dissolution, or winding up.

               (d)   The shares of the 6.57% Series shall not be subject to
                   redemption by this corporation prior to July 31, 2002. On or after July 31, 2002, the redemption price shall be $25.00 per share, together with an amount equal to all accumulated and unpaid dividends thereon to and including the date of redemption.

               (e)   Shares of the 6.57% Series shall also be subject to
                   redemption through the operation of a sinking fund (herein called the "Sinking Fund") at the redemption price (the "Sinking Fund Redemption Price") of $25.00 per share plus an amount equal to the accumulated and unpaid dividends thereon to and including the redemption date, whether or not earned or declared. For the

                                      7-2
                   purposes of the Sinking Fund, out of any funds of the corporation legally available therefor remaining after full cumulative dividends upon all series and classes of preferred stock then outstanding to the end of the dividend period next preceding the date fixed for such redemption (and for the current dividend period if the date fixed for such redemption is a dividend payment date) shall have been declared and shall have been paid or set apart for payment, the corporation shall redeem 150,000 shares of the 6.57% Series annually on each July 31, from 2002 through 2006, inclusive, and 2,250,000 shares on July 31, 2007, at the Sinking Fund Redemption Price. The Sinking Fund shall be cumulative so that if on any such July 31 the funds of the corporation legally available therefor shall be insufficient to permit the required redemption in full, or if for any other reason such redemption shall not have been made in full, the remaining shares of the 6.57% Series so required to be redeemed shall be redeemed before any cash dividend shall be paid or declared, or any distribution made, on any junior shares or before any junior shares or any shares of preferred stock shall be purchased, redeemed or otherwise acquired by the corporation, or any monies shall be paid to or set aside or made available for a sinking fund for the purchase or redemption or any junior shares or any shares of preferred stock; provided, however, that, notwithstanding the existence of any such deficiency, the corporation may make any required sinking fund redemption on any other series or class of preferred stock if the number of shares of such other series or class of preferred stock being so redeemed bears (as nearly as practicable) the same ratio to the aggregate number of shares of such other series or class then due to be redeemed as the number of shares of the 6.57% Series being redeemed bears to the aggregate number of shares of the 6.57% Series then due to be redeemed.

               (f)   Shares of the 6.57% Series redeemed otherwise than as
                   required by section (e) or purchased or otherwise acquired by the corporation may, at the option of the corporation, be applied as a credit against any Sinking Fund redemption required by section (e). Moneys available for the Sinking Fund shall be applied on each such July 31 to the redemption of shares of the 6.57% Series.

                                      7-3

               (g)   Any shares of the 6.57% Series which have been redeemed,
                   purchased, or otherwise acquired by the corporation shall become authorized and unissued shares of the First Preferred Stock, $25 par value, but shall not be reissued as shares of the 6.57% Series.

               (h)   Upon liquidation, dissolution, or winding up of the
                   corporation, the holders of shares of the 6.57% Series shall be entitled to receive the liquidation value per share, which is hereby fixed at $25.00 per share, plus an amount equal to all accumulated and unpaid dividends thereon at such time, whether or not earned or declared.

               (i)   Dividends shall be computed on a basis of a 360-day year
                   of twelve 30-day months.

               (j)   If the date for payment of any dividend or the date fixed
                   for redemption of any share of the 6.57% Series shall not be on a business day, then payment of the dividend or applicable redemption price need not be made on such date, but may be made on the next succeeding business day with the same force and effect as if made on the date for payment of such dividend or date fixed for redemption.

                                      7-4

                                   EXHIBIT 8

                  CERTIFICATE OF DETERMINATION OF PREFERENCES
                  OF 7.04% REDEEMABLE FIRST PREFERRED STOCK OF
                        PACIFIC GAS AND ELECTRIC COMPANY


     WHEREAS, the Articles of Incorporation of this corporation provide for a class of stock known as First Preferred Stock, issuable from time to time in one or more series, of which a series of such class of stock was issued as the 7.04% Redeemable First Preferred Stock, $25 par value (herein called the "7.04% Series"); and

     WHEREAS, it is in the best interest of this corporation to restate the Certificate of Determination of Preferences of the 7.04% Series to eliminate the portions of the officers' certificate and verification which do not set forth any of the rights, preferences, privileges, or restrictions of the 7.04% Series.

     NOW, THEREFORE, BE IT RESOLVED that the foregoing restatement of the Certificate of Determination of Preferences of the 7.04% Series is hereby approved; and

     BE IT FURTHER RESOLVED that the Certificate of Determination of Preferences of the 7.04% Series is hereby approved and adopted as restated in its entirety as follows:

               3,000,000 shares of this corporation's unissued First
          Preferred Stock, $25 par value, shall constitute a series designated "7.04% Redeemable First Preferred Stock" (hereinafter referred to as the "7.04% Series").

               The terms of the 7.04% Series are hereby fixed as follows:

               (a)   The holders of shares of the 7.04% Series shall be
                   entitled to receive, when and as declared by the Board of Directors, dividends at the rate of 7.04 percent of par value thereof per annum, and no more. Such dividends shall be cumulative with respect to each share from the date of issuance thereof.

               (b)   No dividend shall be declared or paid on any shares of the
                   7.04% Series or on any shares of any other series

                                      8-1
                   or class of preferred stock unless a ratable dividend on the 7.04% Series and such other series or class of preferred stock, in proportion to the full preferential amounts to which each series or class is entitled, is declared and is paid or set apart for payment. As used herein, the term "preferred stock" shall mean all series of the first preferred stock, $25 par value per share, and first preferred stock, $100 par value per share, and any other class of stock ranking equally with the preferred stock as to preference in dividends and liquidation rights, notwithstanding that shares of such series and classes may differ as to amounts of dividends or liquidation payments to which they are entitled.

               (c)   No junior shares or shares of preferred stock shall be
                   purchased, redeemed, or otherwise acquired by the corporation, and no moneys shall be paid to or set aside or made available for a sinking fund for the purchase or redemption of junior shares or shares of preferred stock, unless full cumulative dividends upon all series and classes of preferred stock then outstanding to the end of the dividend period next preceding the date fixed for such redemption (and for the current dividend period if the date fixed for such redemption is a dividend payment date) shall have been declared and shall have been paid or set aside for payment. As used herein, the term "junior shares" shall mean common shares or any other shares ranking junior to the preferred stock either as to dividends or upon liquidation, dissolution, or winding up.

               (d)   The shares of the 7.04% Series shall not be subject to
                   redemption by this corporation prior to January 31, 2003. On and after January 31, 2003, the redemption price shall be as follows:

               If redeemed during the 12 months' period beginning January 31,

               2003      $25.88   2008   $25.44
               2004      $25.79   2009   $25.35
               2005      $25.70   2010   $25.26
               2006      $25.62   2011   $25.18
               2007      $25.53   2012   $25.09

                                      8-2
                   and at $25.00 per share on and after January 31, 2013, together in each case with an amount equal to all accumulated and unpaid dividends thereon to and including the date of redemption. For the purpose of redeeming any shares of the 7.04% Series, payment of the redemption price shall be out of any funds of the corporation legally available therefor remaining after: (i) full cumulative dividends upon all series and classes of preferred stock then outstanding to the end of the dividend period next preceding the date fixed for such redemption (and for the current dividend period if the date fixed for such redemption is a dividend payment date) shall have been declared and shall have been paid or set apart for payment, and (ii) all money shall have been paid to or set aside or made available for any sinking fund for the purchase or redemption of all series of and classes of preferred stock as may be required by the terms of such preferred stock.

               (e)   Any shares of the 7.04% Series which have been redeemed,
                   purchased, or otherwise acquired by the corporation shall become authorized and unissued shares of the First Preferred Stock, $25 par value, but shall not be reissued as shares of the 7.04% Series.

               (f)   Upon liquidation, dissolution, or winding up of the
                   corporation, the holders of shares of the 7.04% Series shall be entitled to receive the liquidation value per share, which is hereby fixed at $25.00 per share, plus an amount equal to all accumulated and unpaid dividends thereon at such time, whether or not earned or declared.

               (g)   Dividends shall be computed on a basis of a 360-day year
                   of twelve 30-day months.

               (h)   If the date for payment of any dividend or the date fixed
                   for redemption of any share of the 7.04% Series shall not be a business day, then payment of the dividend or applicable redemption price need not be made on such date, but may be made on the next succeeding business day with the same force and effect as if made on the date for payment of such dividend or date fixed for redemption.

                                      8-3

                                   EXHIBIT 9

                  CERTIFICATE OF DETERMINATION OF PREFERENCES
                 OF 6-7/8% REDEEMABLE FIRST PREFERRED STOCK OF
                        PACIFIC GAS AND ELECTRIC COMPANY


     WHEREAS, the Articles of Incorporation of this corporation provide for a class of stock known as First Preferred Stock, issuable from time to time in one or more series, of which a series of such class of stock was issued as the 6-7/8% Redeemable First Preferred Stock, $25 par value (herein called the "6-7/8% Series"); and

     WHEREAS, it is in the best interest of this corporation to restate the Certificate of Determination of Preferences of the 6-7/8% Series to eliminate the portions of the officers' certificate and verification which do not set forth any of the rights, preferences, privileges, or restrictions of the 6-7/8% Series.

     NOW, THEREFORE, BE IT RESOLVED that the foregoing restatement of the Certificate of Determination of Preferences of the 6-7/8% Series is hereby approved; and

     BE IT FURTHER RESOLVED that the Certificate of Determination of Preferences of the 6-7/8% Series is hereby approved and adopted as restated in its entirety as follows:

               5,000,000 shares of this corporation's unissued
          Redeemable First Preferred Stock, $25 par value, shall constitute a series designated "6-7/8% Redeemable First Preferred Stock" (hereinafter referred to as the "6-7/8% Series").

               The terms of the 6-7/8% Series are hereby fixed as follows:

               (a)   The holders of shares of the 6-7/8% Series shall be
                   entitled to receive, when and as declared by the Board of Directors, dividends at the rate of 6-7/8 percent of par value thereof per annum, and no more. Such dividends shall be cumulative with respect to each share from the date of issuance thereof.

               (b)   No dividend shall be declared or paid on any shares of the
                   6-7/8% Series or on any shares of any other

                                      9-1
                   series or class of preferred stock unless a ratable dividend on the 6-7/8% Series and such other series or class of preferred stock, in proportion to the full preferential amounts to which each series or class is entitled, is declared and is paid or set apart for payment. As used herein, the term "preferred stock" shall mean all series of the first preferred stock, $25 par value per share, and first preferred stock, $100 par value per share, and any other class of stock ranking equally with the preferred stock as to preference in dividends and liquidation rights, notwithstanding that shares of such series and classes may differ as to amounts of dividends or liquidation payments to which they are entitled.

               (c)   No junior shares or shares of preferred stock shall be
                   purchased, redeemed, or otherwise acquired by the corporation, and no moneys shall be paid to or set aside or made available for a sinking fund for the purchase or redemption of junior shares or shares of preferred stock, unless full cumulative dividends upon all series and classes of preferred stock then outstanding to the end of the dividend period next preceding the date fixed for such redemption (and for the current dividend period if the date fixed for such redemption is a dividend payment date) shall have been declared and shall have been paid or set aside for payment. As used herein, the term "junior shares" shall mean common shares or any other shares ranking junior to the preferred stock either as to dividends or upon liquidation, dissolution, or winding up.

               (d)   The shares of the 6-7/8% Series shall not be subject to
                   redemption by this corporation prior to July 31, 1998. On and after July 31, 1998, the redemption price shall be $25.00 per share, together with an amount equal to all accumulated and unpaid dividends thereon to and including the date of redemption. For the purpose of redeeming any shares of the 6-7/8% Series, payment of the redemption price shall be out of any funds of the corporation legally available therefor remaining after: (i) full cumulative dividends upon all series and classes of preferred stock then outstanding to the end of the dividend period next preceding the date fixed for such redemption (and for the current dividend period if the date fixed for such redemption is a dividend payment
                                       9-2

                   date) shall have been declared and shall have been paid or set apart for payment, and (ii) all money shall have been paid to or set aside or made available for any sinking fund for the purchase or redemption of all series of and classes of preferred stock as may be required by the terms of such preferred stock.

               (e)   Any shares of the 6-7/8% Series which have been redeemed,
                   purchased, or otherwise acquired by the corporation shall become authorized and unissued shares of the First Preferred Stock, $25 par value, but shall not be reissued as shares of the 6-7/8% Series.

               (f)   Upon liquidation, dissolution, or winding up of the
                   corporation, the holders of shares of the 6-7/8% Series shall be entitled to receive the liquidation value per share, which is hereby fixed at $25.00 per share, plus an amount equal to all accumulated and unpaid dividends thereon at such time, whether or not earned or declared.

               (g)   Dividends shall be computed on a basis of a 360-day year
                   of twelve 30-day months.

               (h)   If the date for payment of any dividend or the date fixed
                   for redemption of any share of the 6-7/8% Series shall not be a business day, then payment of the dividend or applicable redemption price need not be made on such date, but may be made on the next succeeding business day with the same force and effect as if made on the date for payment of such dividend or date fixed for redemption.

                                      9-3

                                   EXHIBIT 10

                  CERTIFICATE OF DETERMINATION OF PREFERENCES
                  OF 6.30% REDEEMABLE FIRST PREFERRED STOCK OF
                        PACIFIC GAS AND ELECTRIC COMPANY


     WHEREAS, the Articles of Incorporation of this corporation provide for a class of stock known as First Preferred Stock, issuable from time to time in one or more series, of which a series of such class of stock was issued as the 6.30% Redeemable First Preferred Stock, $25 par value (herein called the "6.30% Series"); and

     WHEREAS, it is in the best interest of this corporation to restate the Certificate of Determination of Preferences of the 6.30% Series to eliminate the portions of the officers' certificate and verification which do not set forth any of the rights, preferences, privileges, or restrictions of the 6.30% Series.

     NOW, THEREFORE, BE IT RESOLVED that the foregoing restatement of the Certificate of Determination of Preferences of the 6.30% Series is hereby approved; and

     BE IT FURTHER RESOLVED, that the Certificate of Determination of Preferences of the 6.30% Series is hereby approved and adopted as restated in its entirety as follows:

          2,500,000 shares of this corporation's unissued Redeemable First Preferred Stock, $25 par value, shall constitute a series designated "6.30% Redeemable First Preferred Stock" (hereinafter referred to as the "6.30% Series").

          The terms of the 6.30% Series are hereby fixed as follows:

               (a) The holders of shares of the 6.30% Series shall be entitled to receive, when and as declared by the Board of Directors, dividends at the rate of 6.30 percent of par value thereof per annum, and no more. Such dividends shall be cumulative with respect to each share from the date of issuance thereof.

                                     10-1

               (b) No dividend shall be declared or paid on any shares of the 6.30% Series or on any shares of any other series or class of preferred stock unless a ratable dividend on the 6.30% Series and such other series or class of preferred stock, in proportion to the full preferential amounts to which each series or class is entitled, is declared and is paid or set apart for payment. As used herein, the term "preferred stock" shall mean all series of the first preferred stock, $25 par value per share, and first preferred stock, $100 par value per share, and any other class of stock ranking equally with the preferred stock as to preference in dividends and liquidation rights, notwithstanding that shares of such series and classes may differ as to amounts of dividends or liquidation payments to which they are entitled.

               (c) No junior shares or shares of preferred stock shall be purchased, redeemed, or otherwise acquired by the corporation, and no moneys shall be paid to or set aside or made available for a sinking fund for the purchase or redemption of junior shares or shares of preferred stock, unless full cumulative dividends upon all series and classes of preferred stock then outstanding to the end of the dividend period next preceding the date fixed for such redemption (and for the current dividend period if the date fixed for such redemption is a dividend payment date) shall have been declared and shall have been paid or set aside for payment. As used herein, the term "junior shares" shall mean common shares or any other shares ranking junior to the preferred stock either as to dividends or upon liquidation, dissolution, or winding up.

               (d) The shares of the 6.30% Series shall not be subject to redemption by this corporation prior to January 31, 2004. On and after January 31, 2004, the redemption price shall be $25.00 per share, together with an amount equal to all accumulated and unpaid dividends thereon to and including the date of redemption. For the purpose of redeeming any shares of the 6.30% Series, payment of the redemption price shall be out of any funds of the corporation legally available therefor remaining after: (i) full cumulaticw dividends upon all series and classes of preferred stock then outstanding to the end of the dividend period next preceding the date fixed for such redemption (and for the current dividend period if

                                     10-2
              the date fixed for such redemption is a dividend payment date) shall have been declared and shall have been paid or set apart for payment, and (ii) all money shall have been paid to or set aside or made available for any sinking fund for the purchase or redemption of all series of and classes of preferred stock as may be required by the terms of such preferred stock.

              (e) Shares of the 6.30% Series shall also be subject to redemption through the operation of a sinking fund (herein called the "Sinking Fund") at the redemption price (the "Sinking Fund Redemption Price") of $25.00 per share plus an amount equal to the accumulated and unpaid dividends thereon to and including the redemption date, whether or not earned or declared. For the purposes of the Sinking Fund, out of any funds of the corporation legally available therefor remaining after full cumulative dividends upon all series and classes of preferred stock then outstanding to the end of the dividend period next preceding the date fixed for such redemption (and for the current dividend period if the date fixed for such redemption is a dividend payment date) shall have been declared and shall have been paid or set apart for payment, the corporation shall redeem 125,000 shares of the 6.30% Series annually on each January 31, from 2004 through 2008, inclusive, and 1,875,000 shares on January 31, 2009, at the Sinking Fund Redemption Price. The Sinking Fund shall be cumulative so that if on any such January 31 the funds of the corporation legally available therefor shall be insufficient to permit the required redemption in full, or if for any other reason such redemption shall not have been made in full, the remaining shares of the 6.30% Series so required to be redeemed shall be redeemed before any cash dividend shall be paid or declared, or any distribution made, on any junior shares or before any junior shares or any shares of preferred stock shall be purchased, redeemed or otherwise acquired by the corporation, or any moneys shall be paid to or set aside or made available for a sinking fund for the purchase or redemption of any junior shares or any shares of preferred stock; provided, however, that, notwithstanding the existence of any such deficiency, the corporation may make any required sinking fund redemption on any other series or class of preferred stock if the number of shares of such other series or

                                     10-3
              class of preferred stock being so redeemed bears (as nearly as practicable) the same ratio to the aggregate number of shares of such other series or class then due to be redeemed as the number of shares of the 6.30% Series being redeemed bears to the aggregate number of shares of the 6.30% Series then due to be redeemed.

              (f) Shares of the 6.30% Series redeemed otherwise than as required by section (e) or purchased or otherwise acquired by the corporation may, at the option of the corporation, be applied as a credit against any Sinking Fund redemption required by section
              (e). Moneys available for the Sinking Fund shall be applied on each such January 31 to the redemption of shares of the 6.30% Series.

              (g) Any shares of the 6.30% Series which have been redeemed, purchased, or otherwise acquired by the corporation shall become authorized and unissued shares of the First Preferred Stock, $25 par value, but shall not be reissued as shares of the 6.30% Series.

              (h) Upon liquidation, dissolution, or winding up of the corporation, the holders of shares of the 6.30% Series shall be entitled to receive the liquidation value per share, which is hereby fixed at $25.00 per share, plus an amount equal to all accumulated and unpaid dividends thereon at such time, whether or not earned or declared.

              (i) Dividends shall be computed on a basis of a 360-day year of twelve 30-day months.

              (j) If the date for payment of any dividend or the date fixed for redemption of any share of the 6.30% Series shall not be a business day, then payment of the dividend or applicable redemption price need not be made on such date, but may be made on the next succeeding business day with the same force and effect as if made on the date for payment of such dividend or date fixed for redemption.

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